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Exhibit 10.2








                                   AGENCY AND

                          INSURANCE SERVICES AGREEMENT

                    (hereinafter referred to as "Agreement")

                                 by and between



                      THE AETNA CASUALTY AND SURETY COMPANY


                                       and


                      EXECUTIVE RISK MANAGEMENT ASSOCIATES






                           Dated as of January 1, 1997



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                              AGENCY AND INSURANCE
                               SERVICES AGREEMENT


                  This AGENCY AND INSURANCE SERVICES AGREEMENT (the "Agreement") is made and entered into as of January 1, 1997 by and between The Aetna Casualty and Surety Company, a Connecticut insurance corporation ("Aetna"), having its principal office at Hartford, Connecticut, and Executive Risk Management Associates, a Connecticut general partnership ("ERMA"), having its principal office at Simsbury, Connecticut.

                  In consideration of the promises herein contained, the parties agree as follows:

                                       I.

                               APPOINTMENT OF ERMA

                  Aetna hereby appoints ERMA (and will appoint such employees of ERMA as may be necessary or appropriate for ERMA to conduct the Covered Business (as hereinafter defined) hereunder) as its agent, on a non-exclusive basis, with the authority, pursuant to and subject to law and the terms and conditions of this Agreement, to conduct the Covered Business.

                  ERMA shall perform all of its responsibilities hereunder directly and shall not have the right, without Aetna's express written consent, to delegate any such responsibilities to any other person, including, without limitation, any Subsidiary or Affiliate (as such terms are hereinafter defined) of ERMA.


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                  ERMA shall remain licensed and authorized in all jurisdictions where required or advisable to perform its functions under this Agreement.

                  For purposes of this Agreement, the term "Covered Business" shall mean, collectively, (i) stand alone policies of directors and officers liability/indemnity insurance ("D&O") insuring companies, or groups of companies including a parent company, incorporated or having corporate headquarters anywhere in the United States, its territories or possessions, (ii) renewals of policies in other lines of insurance, and renewals of D&O policies insuring companies, or groups of companies including a parent company, incorporated or having corporate headquarters in Canada, written under the 1994 Agency Agreement (as hereinafter defined) and identified in Schedule A hereto (such renewal policies, the "Renewal Business") and (iii) policies, other than those referred to in (i) or (ii) of this paragraph, issued, or with respect to which quotes or binders were issued, prior to February 13, 1997 in accordance with the 1994 Agency Agreement (provided that no later than May 13, 1997, and once again no later than August 13, 1997, ERMA shall update Schedule A to include all such policies issued prior to February 13, 1997 and policies issued subsequent to February 13, 1997 with respect to such quotes or binders), and renewals of those policies.

                  For purposes of this Agreement, the term "1994 Agency Agreement" shall mean the Insurance Services Agreement, dated December 24, 1986 between Aetna and ERMA, as amended by an Amended and Restated


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Insurance Services Agreement, dated as of May 1, 1991, between Aetna and ERMA, as amended by an Amended and Restated Agency and Insurance Services Agreement, dated January 1, 1994, among Aetna, Executive Risk Inc. ("ERI") and ERMA, as amended by the First Amendment thereto, dated as of January 1, 1995, and as further supplemented by the Letter Agreement, dated May 26, 1995, among ERI, Executive Risk Indemnity Inc. ("ERII"), ERMA, Aetna and Aetna Casualty & Surety Company of Canada.

                  For purposes of this Agreement, the term "Subsidiary" shall mean, with respect to any person, (i) any corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, by such person or (ii) in the case of unincorporated entities, any such entity with respect to which such person has the power, directly or indirectly, to designate more than 50% of the individuals exercising functions similar to a board of directors.

                  For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of


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the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.


                                      II.

                           LIMITS ON COVERED BUSINESS

             1        Premium and Policy Limits

                  (a) Total gross premiums written by ERMA hereunder in 1997 shall not exceed $25,000,000. In each of 1998 and 1999, total gross premiums written by ERMA hereunder shall not exceed the lesser of (i) ten percent (10%) of the amount of Direct Written D&O Insurance (as defined below) for the calendar year last preceding, as established on or before March 1 of each calendar year, or (ii) $25,000,000. For purposes of this Section 2.1(a), "Direct Written D&O Insurance" shall mean the sum of (x) the total direct gross D&O premiums written by ERII, Executive Risk Specialty Insurance Company and any other insurance company Subsidiary of ERI and (y) the total direct gross D&O premiums written by ERMA on policies of Aetna under this Agreement.

                  (b) ERMA shall not write Aetna policies with limits of liability exceeding $20,000,000 per policy, or $20,000,000 per insured, with the following exceptions:


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                  (i)   renewals of policies having limits of liability of up to
$25,000,000 per policy, which policies were issued under the 1994 Agency Agreement and are identified in Schedule C hereto; and

                  (ii) in addition to policies described in paragraph (i) above, ERMA may during the period commencing January 1, 1997 and ending at the termination of this Agreement write up to six policies of D&O insurance having limits of liability of up to $25,000,000 per policy; and

                  (iii) any policy written pursuant to this Section 2.1(b) may be renewed during the term hereof up to the limit of liability existing at the time of such renewal.

             2        Underwriting Guidelines and Rating Rules

                  Notwithstanding the foregoing, ERMA shall have no authority to bind or issue Aetna policies that are not underwritten in accordance with the terms and conditions of: (a) the underwriting guidelines, attached as Schedule B hereto, as in effect on the date hereof and as subsequently amended from time to time (such underwriting guidelines, as so amended, are hereinafter referred to as the "Underwriting Guidelines"), (b) the policy forms and such endorsements and policy term extension provisions attached thereto as may be permitted in accordance with the Underwriting Guidelines and Section 5.1 of this Agreement and (c) the rating rules, schedules and manuals, identified in Schedule B hereto, and any amendments thereto as may be provided or approved by Aetna (the "Rating Rules").


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                                      III.

                      DUTIES, POWERS AND AUTHORITY OF ERMA

                  The duties, powers and authority of ERMA shall, with respect to all Covered Business transacted by Aetna pursuant to this Agreement, consist of the following:

             1        Insurance Underwriting and Production

                  (a) Underwriting authority as granted by this Agreement and exercised (and limited) pursuant to Article V of this Agreement.

                  (b) Receipt and giving, on behalf of Aetna, of notices under Aetna policies of Covered Business issued by ERMA on behalf of Aetna.

                  (c) Collection of, and issuance of receipts for, premiums on behalf of Aetna.

             2        Loss Investigation

                  (a) Investigation of losses under policies of D&O and financial institution trust department errors and omissions insurance ("Financial E&O") issued on behalf of Aetna under the 1994 Agency Agreement and this Agreement in accordance with the claims guidelines, attached hereto as Schedule D (the "Claims Guidelines"). Upon termination of this Agreement,


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ERMA shall retain all settlement and payment authority with respect to such D&O and Financial E&O policies consistent with the Claims Guidelines (as may be amended by Aetna in writing).

                  (b) Subject to the Claims Guidelines, enforcement of subrogation and recovery rights of Aetna under any policy issued on behalf of Aetna under this Agreement.

                  (c) Notwithstanding anything in this Agreement to the contrary, the parties hereto understand and acknowledge that all of the claims functions relating to all policies of Aetna other than D&O insurance and Financial E&O insurance, including, without limitation, the functions and responsibilities referred to in this Section 3.2, shall be performed exclusively by Aetna.

             3        Administration

                  (a) Maintenance of an office.

                  (b) Maintenance of books and records of all business transactions of or with Aetna.

                  (c) Preparation of regular reports to Aetna (as more specifically described in the Claims Guidelines and the Reporting and Accounting Convention attached as Exhibit C to the Restructuring Agreement, dated February 13, 1997, by and among ERI, Aetna and the other parties thereto (the "Restructuring Agreement")) with respect to the accounts and transactions of or with Aetna.


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                  (d) Compliance with all provisions of law with respect to the conduct of the business of ERMA hereunder, including, but not limited to: applicable laws relating to rating plans, insurance agent licensing, countersignature and advertising, claims handling and the preparation and filing of any necessary tax returns of ERMA; provided, however, this provision shall not include the preparation and filing with regulatory authorities on behalf of Aetna of reports, policy forms (including endorsements), application forms, rating information or any other documents, all of which shall be performed solely by Aetna pursuant to Section 5.3 below.

                  (e) Notwithstanding anything in this Agreement to the contrary, ERMA shall indemnify and hold Aetna and its Subsidiaries and Affiliates harmless from and against any and all penalties or fines assessed against Aetna or any of its Subsidiaries or Affiliates due to ERMA's failure to comply with any provisions of law, except for such penalties or fines that result from actions or inactions of Aetna or any Subsidiary or Affiliate of Aetna, for which Aetna shall be solely liable.

                  (f) Notwithstanding anything in this Agreement to the contrary, Aetna shall indemnify and hold ERMA and its Subsidiaries and Affiliates harmless from and against any and all penalties or fines assessed against ERMA or any of its Subsidiaries or Affiliates due to Aetna's failure to comply with any provisions of law, except for such penalties or fines that result


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from actions or inactions of ERMA or any Subsidiary or Affiliate of ERMA, for
which ERMA shall be solely liable.

                                  ARTICLE II.

                                    PRODUCERS

                  ERMA shall be responsible for the payment of all producers' commissions with respect to the Covered Business and reporting such payments to Aetna. Aetna shall have no obligation to pay any such commission to any such insurance producer, and ERMA shall indemnify Aetna and hold Aetna harmless against any loss or liability incurred by Aetna in respect of any such commission.


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                                       IV.

                                  UNDERWRITING

         1        Underwriting Guidelines, Policy Forms and Rating Rules

         Aetna shall have the right to approve all amendments to the Underwriting Guidelines, and no such amendment shall be made to such underwriting guidelines without the prior written approval of Aetna. Aetna shall have the right to approve all endorsements and extensions attached to its policy forms to be issued hereunder if and to the extent such endorsements and extensions would render such policy forms outside the Underwriting Guidelines. Such endorsements and extensions shall not be attached to such an Aetna policy form without the prior consent of Aetna (such Aetna policy forms, endorsements and extensions are hereinafter referred to as the "Policy Forms"). ERMA is authorized to approve applications for, bind, write, non-renew, cancel and endorse the Covered Business on behalf of Aetna in any manner ERMA, in its discretion, deems reasonable and appropriate, provided ERMA performs all such activities in accordance with the applicable Underwriting Guidelines, Policy Forms and Rating Rules as then in effect.


         2        Binders and Policies



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         ERMA shall not issue any binder, policy, non-renewal, cancellation or endorsement of the Covered Business except in accordance with this Agreement.

         3        Form and Rate Filings

         Aetna shall have sole discretion with respect to filing with insurance regulatory authorities all rates, forms, endorsements and extensions with respect to the Covered Business and ERMA shall have no rights or responsibilities with respect thereto, except as provided by Sections 3.3(d) and
(e) and Section 5.1 hereof. Aetna shall provide ERMA with written notice of any changes made by it to such rates and forms, such written notice to be delivered to ERMA as soon as practicable, but in no event later than five days before the filing of such rates and forms with the appropriate regulatory authorities. ERMA may request that Aetna file with the appropriate state regulatory authorities such forms and rates as ERMA deems reasonable and appropriate for the conduct of the Covered Business. Aetna shall consider each such filing request in good faith; however, Aetna has no obligation hereunder to make such form and rate filings at the request of ERMA.

         In the event that Aetna files with one or more state insurance departments new or additional rates or forms, ERMA may use either the existing rates or forms or such new or additional rates or forms, unless and to the extent the use of the existing rates or forms is prohibited by law.


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         4        Closed Claim Reports

         ERMA will file closed claim reports with respect to claims on Covered Business written hereunder and claims with respect to business written under the 1994 Agency Agreement where required by law.

                                       V.

                              REPORTS AND ACCOUNTS

                  ERMA shall render to Aetna accounts and reports with respect to the Covered Business, and remit to Aetna all amounts owed to Aetna hereunder, in accordance with the Reporting and Accounting Convention attached as Exhibit C to the Restructuring Agreement.

                                      VI.

                          PROPERTY, RECORDS AND SYSTEMS

         1        Interests in Property, Records and Systems

         All records and data produced in the performance of this Agreement (other than such records or data developed or purchased by Aetna), including all media on which such records and data are or shall be stored (other than such media developed or purchased by Aetna), whether or not in the custody of ERMA, shall be the property of, and proprietary to, ERMA; provided that upon any termination of this Agreement for any reason, ERMA (x) shall deliver to Aetna copies of the policies and the corresponding applications


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concerning the Covered Business written by ERMA under this Agreement on behalf of Aetna which have not previously been furnished to Aetna and (y) shall furnish to Aetna all such other historical information concerning the Covered Business written by ERMA hereunder as reasonably may be requested by Aetna in order to allow Aetna to prepare financial statements and fulfill legal and regulatory requirements.

         2        Inspection

         All records, data, files and other material relating to the business of Aetna hereunder and maintained by ERMA shall be available for inspection by Aetna at the office of ERMA at reasonable times and on reasonable advance requests therefor by Aetna. Each of Aetna and ERMA shall bear its own expenses in connection with any such inspection.

                                      VII.

                              COMMISSIONS; PAYMENTS


                  ERMA shall be entitled to no fees or commissions from Aetna with respect to Covered Business underwritten pursuant to this Agreement. Upon issuing any Aetna policy for any Covered Business in accordance with this Agreement, ERMA shall pay to Aetna, on behalf of ERII, an amount equal to 3.5% of the gross written premiums, less return premiums, for each such policy as an allowance for premium taxes and all other costs and expenses whatsoever as required under Article 7 of the 1997 Quota Share Reinsurance Agreement (as


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defined in Article X hereof). ERMA shall pay Aetna all amounts to which Aetna is entitled under this Agreement, and Aetna shall pay ERMA all amounts to which ERII is entitled with respect to return premiums under this Agreement, in accordance with the terms of the Reporting and Accounting Convention attached as Exhibit C to the Restructuring Agreement.

                                     VIII.

                                OTHER ACTIVITIES


         The parties acknowledge and agree that ERMA currently serves as the agent, broker, representative and underwriting manager of other insurance companies, including ERII and its affiliated insurance companies, and nothing herein shall be construed to limit or restrict in any manner whatsoever ERMA's right, power or authority to continue to do so, or to serve as the agent, broker, representative and/or underwriting manager for any other insurance company or entity in the future.

         The parties acknowledge and agree that, subject to the terms of this Agreement, Aetna may conduct the Covered Business and any other business directly or through agents or brokers other than ERMA.

                                      IX.

                                   TERMINATION

         1        Termination


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                  This Agreement shall terminate on December 31, 1999. The
parties acknowledge, however, the mutually beneficial relationship that has existed between them, and agree to meet in good faith to discuss the possibility of entering into another agency relationship with respect to D&O insurance beyond December 31, 1999. The parties further agree that such discussion shall take place between December 1, 1999 and December 15, 1999. It is expressly understood that if an agreement is reached, the terms and conditions may differ from those set forth herein.

                  This Agreement may be terminated prior to December 31, 1999 as follows:

                  (a) Upon the written consent of the parties hereto.

                  (b) At any time by ERMA upon 30 days prior written notice of such termination to Aetna.

                  (c) In the event of a breach by ERMA of an obligation under this Agreement (other than a breach described in paragraph (d) to this Section 10.1), which breach has not been cured by ERMA within 30 days of notice thereof by Aetna, Aetna has the right to seek termination of this Agreement by instituting an arbitration proceeding in accordance with Section 11.3 hereof. In conducting such arbitration, the arbitrator may grant remedies other than termination and in administering any remedy thereunder, the arbitrator shall consider the following factors: (i) materiality, (ii) nature and severity of conduct, (iii) pattern and practice of violations, (iv) harm caused or likely to be caused to


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Aetna as a result of the breach and (v) harm caused or likely to be caused to
ERMA as a result of the termination of this Agreement and the appropriateness of such remedy.

                  (d) In the event of a breach by ERMA of an obligation under this Agreement, which breach has Material Regulatory Exposure to Aetna (as hereinafter defined), or in the event of a Willful Breach (as hereinafter defined), Aetna may terminate this Agreement by written notice of such termination to ERMA, effective upon delivery of such notice.

                  For purposes of this Section 10.1(d), the term "Material Regulatory Exposure to Aetna" means: (i) fines imposed against Aetna in an aggregate amount which exceeds $250,000 or (ii) a cease and desist order issued by any regulator to Aetna with respect to the Covered Business which is continuing and which materially adversely affects Aetna's ability to conduct any line of insurance business in any state.

                  For purposes of this Section 10.1(d), the term "Willful Breach" means: (i) the failure of ERII to deliver to Aetna the Letter of Credit (as defined in Article 10 of the Quota Share Reinsurance Agreement by and between Aetna and ERII dated as of January 1, 1997 (the "1997 Quota Share Reinsurance Agreement")), or any renewal, extension or increase in the amount thereof, within 30 days of the date such delivery is due, (ii) the willful, repeated disregard by ERMA of the restrictions on Aetna policy limits imposed under Section 2.1(b) of this Agreement, (iii) the repeated issuance by ERMA of Aetna policies that do


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not come within the definition of Covered Business ("Nonconforming Policies"), but only if (a) such policies were issued by an underwriter or underwriters who acted with willful disregard of the fact that such policies constituted Nonconforming Policies or (b) issuance of such policies resulted from ERMA's failure to maintain commercially reasonable underwriting controls, including communication to underwriters of the Underwriting Guidelines and the definition of the Covered Business which may be written hereunder, or (iv) the action or inaction of ERMA constituting a willful, repeated disregard by ERMA of a written ruling, directive or other writing of an insurance regulatory authority finding that ERMA's issuance or servicing of Aetna policies hereunder is in violation of state insurance laws or regulations, unless ERMA has promptly made a good faith challenge with respect to such ruling, directive or other writing and then only so long as such good faith challenge is continuing.

         (e) This Agreement shall terminate automatically without any further notice upon the effective date of any termination of the 1997 Quota Share Reinsurance Agreement.

         (f) Aetna shall have the right to terminate this Agreement by written notice of such termination to the other parties, effective upon delivery of such notice, if:

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately prior to the execution of this Agreement, is or


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becomes the "beneficial owner" (as defined in the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting stock of ERI, after giving effect to the exercise of all outstanding options, warrants and other securities exercisable for, or convertible into, such voting stock, or

                  (iii) Executive Risk Inc. ("ERI") ceases to own, directly or indirectly, all of the voting stock or partnership interests of ERMA or ERII, as the case may be, after giving effect to the exercise of all outstanding options, warrants and other securities exercisable for, or convertible into, such voting stock or partnership interests, as the case may be, or

                  (iv) individuals who on the date hereof constitute the Board of Directors of ERI (together with any new directors whose election by such Board of Directors, or whose nomination for election by the respective shareholders, as the case may be, of ERI was approved by a vote of 66 2/3% of the directors of ERI then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute 66 2/3% of the members of the Board of Directors of ERI.

         Upon termination of this Agreement, ERMA shall retain all settlement and payment authority with respect to the Covered Business


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consisting solely of policies of D&O and Financial E&O business, consistent with the applicable Claims Guidelines (as may be amended by Aetna in writing), and Aetna shall retain all settlement and payment authority with respect to all other Covered Business written hereunder.

         2        Accounting

         In the event of termination of this Agreement, ERMA shall continue to provide reports pursuant to the terms of the Reporting and Accounting convention attached as Exhibit C to the Restructuring Agreement.

         3        Cooperation

         In the event of termination of this Agreement, the parties shall cooperate with one another to ensure the performance of the terms of this Agreement.

                                  ARTICLE II.

                                  MISCELLANEOUS

         1        No Admission of Liability

         Except as otherwise provided in Section 3.2(a), ERMA is not authorized to and shall not admit liability on the part of Aetna, except as communicated in writing to ERMA by Aetna.

         2        Confidentiality

         All copies of the Underwriting Guidelines, Claims Guidelines, and any other non-public written materials supplied by or on behalf of Aetna, ERI, ERMA or ERII or their respective Subsidiaries or Affiliates shall be preserved as


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confidential by the parties hereto and their respective Subsidiaries and
Affiliates. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent any party hereto or any Subsidiary or Affiliate thereof at any time from furnishing any information pursuant to court order or to any governmental entity required for compliance by such entity with its legal obligations or from furnishing to an insured or prospective insured or controlling insurance producer such insured's or prospective insured's premium or premium quotation with respect to business hereunder.

             3        Arbitration

                  (a) Any dispute arising out of this Agreement shall be submitted to the decision of a Board of Arbitration composed of two arbitrators and an umpire (hereafter referred to as the "Board"), meeting in Hartford, Connecticut unless otherwise agreed. The majority decision of the Board shall be final and binding on the parties to the proceeding and judgment may be entered upon the award of the Board in any court having jurisdiction thereof.

                  (b) The members of the Board shall be active or retired disinterested officials of insurance or reinsurance companies. Each of Aetna and ERMA shall appoint an arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If either party fails to appoint its arbitrator within 15 days after being requested to do so by the claimant, the other party shall also appoint the second arbitrator. If the two arbitrators fail to agree


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upon the appointment of an umpire within 15 days after their nominations, the umpire shall be appointed by the American Arbitration Association.

                  (c) Except as otherwise provided in paragraph (d) of this
Section 11.3, any and all arbitration proceedings commenced under this Agreement shall be conducted in accordance with the rules and procedures of the American Arbitration Association, as then in effect.

                  (d) In the case of any dispute arising out of Section 10.1(c) of this Agreement which is submitted to arbitration, the following rules and procedures shall apply.

                  The claimant shall submit its initial brief within 20 days from appointment of the umpire. The respondent shall submit its brief within 20 days after receipt of the claimant's brief and the claimant shall submit a reply brief within 10 days after receipt of the respondent's brief. A hearing shall be conducted as soon as practicable, but in no event later than 30 days following receipt of all briefs in accordance with this schedule. The Board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. The Board shall make its decision within 30 days following the termination of the hearings unless the parties consent to an extension. Each party shall bear the expense of its own arbitrators and shall equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the Board.


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         4        Notice of Breach

         Each of ERMA and Aetna will give prompt notice to the other of any breach by such party of any of the provisions of this Agreement applicable to it.

         2        Notices

         Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing, and shall be considered deemed given (i) upon delivery if delivered personally, (ii) upon receipt if sent by facsimile transmission, or (iii) if sent by an overnight delivery service, one business day after sending by such service, to the parties at the following addresses or at such other address for a party as may have been specified to the other parties by like notice:

                  (a) if to ERMA, at:

                      Executive Risk Management Associates
                      82 Hopmeadow Street
                      Simsbury, CT 06070
                      Telecopy No.:  (860) 408-2502
                      Attention: Robert V. Deutsch
                                 Assistant Secretary


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                  (a) if to Aetna, at:

                      The Aetna Casualty and Surety Company
                      One Tower Square
                      Hartford, CT  06183
                      Telecopy No.:  (860) 277-3944
                      Attention: Joseph P. Kiernan
                                 President and Chief
                                 Executive Officer, Bond

         3        Amendment and Waiver

         The parties hereto may amend any provision of this Agreement only by written instrument executed by each party.

         Any party may grant consents or waive any of its rights under this Agreement; provided, however, that each such consent or waiver shall be in writing.

         4        Governing Law

         This Agreement shall be construed and enforced in accordance with the internal laws of the State of Connecticut.

         5        Severability

         If any term or provision of this Agreement is for any reason deemed illegal or invalid, such illegality shall not affect the validity of the remainder of this Agreement, and each such term or provision shall be valid and enforceable to the fullest extent permitted by law. In the event Aetna or ERMA becomes subject to any legal requirement, including, without limitation, any regulation or administrative interpretation of any insurance or other regulatory agency having authority over it, which materially adversely affects its ability to enjoy its rights


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
under this Agreement, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties with respect to such rights as closely as possible in an acceptable manner.

         6        Binding Effect; Assignment

         This Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

         7        Modifications

         This Agreement may not be modified verbally, nor may it be modified by any subsequent practice or course of dealing by the parties, or in any manner other than in writing signed by the parties hereto. No waiver may modify this Agreement or affect the rights of one party with respect to any subsequent default or failure of performance by the other party.

         8        Entire Agreement

         This Agreement and related documents identified herein set forth the complete understanding of the parties relating to the specific subject matter addressed herein.

         9        Counterparts

         This Agreement may be signed in any number of counterparts, and each of the counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute the same Agreement.

         10       Financial Information

         Any reference in this Agreement to any financial information (including any financial ratios) relating to any party hereto shall be deemed to refer to such financial information as it is prepared in accordance with generally accepted statutory accounting principles and, where applicable, as contained in the statutory-basis financial documents filed by the applicable insurer with its state of domicile.

         11       Interpretation

         This Agreement is a result of arms-length negotiations between parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of the Agreement, there shall be no presumption that this Agreement was prepared by any one party or that the Agreement should be construed by or in favor of any one party.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.


                                       THE AETNA CASUALTY AND SURETY COMPANY


                                       By:______________________________________


                                       EXECUTIVE RISK MANAGEMENT ASSOCIATES


                                       By:______________________________________

                                TABLE OF CONTENTS

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                                       i

ARTICLE I.
APPOINTMENT OF ERMA.........................................................   1

ARTICLE II.
LIMITS ON COVERED BUSINESS..................................................   4
         2.1      Premium and Policy Limits.................................   4
         2.2      Underwriting Guidelines and Rating Rules..................   5

ARTICLE III.
DUTIES, POWERS AND AUTHORITY OF ERMA........................................   6
         3.1      Insurance Underwriting and Production.....................   6
         3.2      Loss Investigation........................................   6
         3.3      Administration............................................   7

ARTICLE IV.
PRODUCERS...................................................................   8

ARTICLE V.
UNDERWRITING................................................................   9
         5.1      Underwriting Guidelines, Policy Forms and Rating Rules....   9
         5.2      Binders and Policies......................................  10
         5.3      Form and Rate Filings.....................................  10
         5.4      Closed Claim Reports......................................  11

ARTICLE VI.
REPORTS AND ACCOUNTS........................................................  11

ARTICLE VII.
PROPERTY, RECORDS AND SYSTEMS...............................................  11
         7.1      Interests in Property, Records and Systems................  11
         7.2      Inspection................................................  12

ARTICLE VIII.
COMMISSIONS; PAYMENTS.......................................................  12

ARTICLE IX.
OTHER ACTIVITIES............................................................  13

ARTICLE X.
TERMINATION.................................................................  13
         10.1     Termination...............................................  13
         10.2     Accounting................................................  17
         10.3     Cooperation...............................................  18

ARTICLE XI.
MISCELLANEOUS...............................................................  18
         11.1     No Admission of Liability.................................  18

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                                                                            ----

         11.2     Confidentiality..........................................  18
         11.3     Arbitration..............................................  19
         11.4     Notice of Breach.........................................  20
         11.5     Notices..................................................  20
         11.6     Amendment and Waiver.....................................  21
         11.7     Governing Law............................................  22
         11.8     Severability.............................................  22
         11.9     Binding Effect; Assignment...............................  22
         11.10    Modifications............................................  22
         11.11    Entire Agreement.........................................  23
         11.12    Counterparts.............................................  23
         11.13    Financial Information....................................  23
         11.14    Interpretation...........................................  23

SCHEDULES

Schedule A ........................Renewal Business; Policies Written Under 1994
                                     Agency Agreement

Schedule B ........................Underwriting Guidelines; Rating Rules

Schedule C ........................Policies with Limits of Liability of up to
                                     $25,000,000 Issued Under 1994 Agency
                                     Agreement

Schedule D ........................Claims Guidelines


                                      iii